Exhibit 3.2

CHAMBERS STREET PROPERTIES

THIRD AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.01. Principal Office. The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 1.02. Additional Offices. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01. Place. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

Section 2.02. Annual Meeting. An annual meeting of the shareholders for the election of trustees and the transaction of any business within the powers of the Trust shall be held on a date and at the time set by the Board of Trustees within a reasonable period (not less than 30 days) following delivery of the annual report, which will be delivered within 120 days after the end of the fiscal year.

Section 2.03. Special Meetings. Special meetings of the shareholders may be called only upon the request of a majority of the Board of Trustees, a majority of the Independent Trustees (as defined in the Trust’s Declaration of Trust), the chief executive officer or upon the written request of the shareholders holding not less than ten percent of the Trust’s outstanding shares entitled to vote. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within 15 days after receipt of such a written request, the secretary shall give written notice of such meeting and the purposes thereof to all shareholders, with such meeting to be held not less than 15 days nor more than 60 days after distribution of such notice. Such meeting shall be at the time and place specified in the request, and if none is specified, at a time and place convenient to shareholders as shall be determined by the Board of Trustees.

Section 2.04. Notice. Except as provided otherwise in Section 2.03 of this Article II above for special meetings, not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

Section 2.05. Scope of Notice. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except as otherwise set forth in Section 2.12(a) of this Article II and except for such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 2.06. Organization. At every meeting of shareholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman, the following shall conduct the meeting in the order stated: the vice chairman of the order of rank and seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

Section 2.07. Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.08. Voting. A majority of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust of the Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 2.09. Proxies. A shareholder may vote the shares owned of record by him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.10. Voting of Shares by Certain Holders. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by an officer thereof, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder who makes the certification.

Section 2.11. Inspectors. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.12. Nominations and Shareholder Business.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 2.12(a) and at the time of the annual meeting of shareholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.12(a).

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) or paragraph (a)(1) of this Section 2.12, the shareholder must give timely notice thereof in writing to the secretary of the Trust. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and (y) the number of shares of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust no later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 2.12(b) at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.12(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the shareholder’s notice containing the information required by paragraph (a)(2) of this Section 2.12 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.12 and to declare that such defective nomination or proposal be disregarded.

(2) For purposes of this Section 2.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.13. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 2.14. Exemption from Control Share Acquisition Statute. Notwithstanding any other provision of the Declaration of Trust of the Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 2.15. Business Combination Statute. Notwithstanding any other provision of the Declaration of Trust or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Trust and any Person.

ARTICLE III

TRUSTEES

Section 3.01. General Powers. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

Section 3.02. Number, Tenure and Qualifications. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of trustees, provided that the number thereof shall never be less than three, nor more than nine, and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees.

Section 3.03. Annual and Regular Meetings. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 3.04. Special Meetings. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the board, president or by a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 3.05. Notice. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, facsimile transmission, electronic transmission, United States mail or courier to each trustee at his business or residence address. Notice by personal delivery, by telephone, a facsimile transmission or an electronic transmission shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the trustee is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Electronic transmission notice shall be deemed to be given upon completion of the transmission of the message to the electronic address given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.06. Quorum. A majority of the trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such trustees are present at said meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice and provided further that if, pursuant to the Declaration of Trust of the Trust or these Bylaws, the vote of a majority of a particular group of trustees is required for action, a quorum must also include a majority of such group.

The trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough trustees to leave less than a quorum.

Section 3.07. Voting. The action of the majority of the trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

Section 3.08. Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.09. Informal Action by Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic mail to such action is signed by each trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

Section 3.10. Vacancies. If for any reason any or all of the trustees cease to be trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining trustees hereunder (even if fewer than three trustees remained). Any vacancy on the Board of Trustees for any cause other than an increase in the number of trustees shall be filled by a majority of the remaining trustees, although such majority is less than a quorum. Any vacancy in the number of trustees created by an increase in the number of trustees may be filled by a majority vote of the entire Board of Trustees. The newly created or eliminated trusteeships resulting from any increase or decrease shall be apportioned by the Board of Trustees among the three classes of trusteeships as provided in the Trust’s Declaration of Trust so as to keep the number of trustees in each class as nearly equal as possible. Any individual so elected as trustee shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

Section 3.11. Compensation. Trustees shall not receive any stated salary for their services as trustees but, by resolution of the Board of Trustees, may receive fixed sums and other compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and other service or activity they performed or engaged in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 3.12. Loss of Deposits. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom monies or shares have been deposited.

Section 3.13. Surety Bonds. Unless required by law, no trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 3.14. Reliance. Each trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a trustee.

Section 3.15. Certain Rights of Trustees, Officers, Employees and Agents. The trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any trustee or officer, employee or agent of the Trust. Any trustee or officer, employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Trust.

Section 3.16. Chairman of the Board. Effective upon the date of the 2012 annual meeting of shareholders, the Board of Trustees shall annually elect one of its members who is independent (as defined in the Trust’s Declaration of Trust) to be chairman of the board and shall fill any vacancy in the position of chairman of the board at such time and in such manner as the Board of Trustees shall determine. The chairman of the board shall preside over the meetings of the Board of Trustees and of the shareholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him by the Board of Trustees.

ARTICLE IV

COMMITTEES

Section 4.01. Number, Tenure and Qualifications. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of two or more trustees, to serve at the pleasure of the Board of Trustees. The members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall at all times consist of at least a majority of Independent Trustees; provided, however, that such committees shall consist solely of Independent Trustees upon Listing (as defined in the Declaration of Trust).

Section 4.02. Powers. The Board of Trustees may delegate to committees appointed under Section 4.01 of this Article any of the powers of the Board of Trustees, except as prohibited by law.

Section 4.03. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4.04. Telephone Meetings. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.05. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic mail to such action is signed by each member of the committee and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 4.06. Vacancies. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.01. General Provisions. The officers of the Trust shall be appointed by the Board of Trustees, and shall include a President, a Treasurer and a Secretary, and any other officers as determined by the Board of Trustees. Such officers may include a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Treasurers, a Secretary, and/or one or more Assistant Secretaries. In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Trustees may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not itself create contract rights between the Trust and such officer or agent.

Section 5.02. Removal and Resignation. Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Board of Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 5.03. Vacancies. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5.04. Chief Executive Officer. The Board of Trustees shall designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust.

Section 5.05. Chief Operating Officer. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.

Section 5.06. Chief Financial Officer. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.

Section 5.07. President. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board of Trustees, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 5.08. Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 5.09. Secretary. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the present or by the Board of Trustees.

Section 5.10. Treasurer. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Trust.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, take proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Trust.

If required by the Board of Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, monies and other property of whatever kind in his possession or under his control belonging to the Trust.

Section 5.11. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees. The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.

Section 5.12. Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a trustee.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01. Contracts. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust when authorized or ratified by action of the Board of Trustees.

Section 6.02. Checks And Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 6.03. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VII

SHARES OF BENEFICIAL INTEREST

Section 7.01. Certificates. Until Listing (as defined in the Declaration of Trust), the Trust shall not issue share certificates. A shareholder’s investment shall be recorded on the books of the Trust. To transfer his or her shares, a shareholder shall submit an executed form to the Trust, which form shall be provided by the Trust upon request. Such transfer will also be recorded on the books of the Trust. Upon issuance or transfer of shares, the Trust will provide the shareholder with information concerning his or her rights with regard to such shares, as required by these Bylaws and the Maryland REIT Law or other applicable law. If the Board of Trustees of the Trust determines to issue certificates to evidence ownership of shares of the Trust, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of shares held by him in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. Each certificate representing shares which are preferred or limited as to their dividends or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Trust has authority to issue shares of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of shares and, if the Trust is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Trust will furnish a full statement of such information to any shareholder upon request and without charge. If any class of shares is restricted by the Trust as to transferability, the certificate shall contain a full statement of the restriction or state that the Trust will furnish information about the restrictions to the shareholder on request and without charge.

Section 7.02. Transfers. At any time when certificates are being used, upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of shares will be subject in all respects to the Declaration of Trust of the Trust and all of the terms and conditions contained therein.

Section 7.03. Replacement Certificate. At any time when certificates are being used, any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.04. Closing of Transfer Books or Fixing of Record Date. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the trustees, declaring the divided or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 7.05. Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 7.06. Fractional Shares; Issuance of Units. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.01. Authorization. Dividends and other distributions upon the shares of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust of the Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 9.02. Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust of the Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 11.01. Seal. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its organization and the words “Organized in Maryland.” The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.02. Affixing Seal. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust of the Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.